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                                                                   EXHIBIT 10.4


Effective April 16, 1997, KRUG Life Sciences Inc. (KLSI) and T. Wayne Holt entered into a verbal Consulting Agreement whereby Mr. Holt would serve as a consultant to KLSI for the recompetition of KLSI's contract at Armstrong Laboratories, Brooks AFB, San Antonio, Texas. Under the terms of the Agreement, Mr. Holt is to be paid $7,000 per month and reimbursed for reasonable expenses that he incurs. The Agreement may be terminated at any time by either party, upon written notice.